EXHIBIT 23.1

                                                              EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



Charter One Financial, Inc.

We consent to the incorporation by reference in this Registration Statement of Charter One Financial, Inc. on Form S-8 of our report dated January 27, 1998 (which expresses an unqualified opinion and refers to the report of other auditors on the consolidated financial statements of RCSB Financial, Inc. which was merged with Charter One Financial, Inc.), appearing in the Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 1997.


/s/     Deloitte & Touche LLP

Cleveland, Ohio
November 13, 1998

                                  EXHIBIT 23.2

                                                             EXHIBIT 23.2





                          Independent Auditors' Consent


The Board of Directors
Charter One Financial, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of Charter One Financial, Inc. of our report dated December 13, 1996, relating to the consolidated statements of condition of RCSB Financial, Inc. and subsidiaries as of November 30, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended November 30, 1996, which report is incorporated by reference in the November 30, 1996 annual report on Form 10-K of RCSB Financial, Inc. Our report refers to changes in accounting for mortgage servicing rights in 1995.


/s/ KPMG Peat Marwick, LLP

November 13, 1998